As filed with the Securities and Exchange Commission on November 13, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baker Hughes, a GE company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-4403168
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

17021 Aldine Westfield Road

Houston, Texas 77073

(713) 439-8600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William D. Marsh

Chief Legal Officer

Baker Hughes, a GE company

17021 Aldine Westfield Road

Houston, Texas 77073

(713) 439-8600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Shane Tintle

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Class A Common Stock, par value $0.0001 per share			$
Preferred Stock, par value $0.0001 per share			$
Debt Securities			$
Guarantees of Debt Securities(2)			$
Purchase Contracts			$
Units			$

(1)

With respect to any offering, an indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. With respect to any offering, the registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)	In accordance with Rule 457(n), no separate consideration will be received for the guarantees being registered on this Registration Statement.

PROSPECTUS

Baker Hughes, a GE company

Class A Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Purchase Contracts

Units

Baker Hughes, a GE company (“BHGE”) may offer from time to time its debt securities, guarantees of debt securities, Class A common stock, par value $0.0001 per share (the “Class A common stock”), preferred stock, par value $0.0001 per share (the “preferred stock”), purchase contracts and units from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. In addition, selling security holders may be identified in supplements to this prospectus and may offer and sell these securities from time to time.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and related free writing prospectuses at the time of offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference, and any related free writing prospectuses carefully before you make your investment decision.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “BHGE.”

Investing in our securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 7 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC”, as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, or the “Securities Act”. Under this shelf registration process, we or any selling security holders to be named in a prospectus supplement may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that will be determine at the time of the offering.

This prospectus provides you with a general description of the securities that we or any selling security holders to be named in a prospectus supplement may offer. You should read both this prospectus and any prospectus supplement together with any related free writing prospectuses and the additional information described under the heading “Where You Can Find More Information” below. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we incorporate by reference is accurate only as of the date of such document incorporated by reference.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “BHGE” and to the “registrant,” “Company,” “we,” “us” or “our” are to Baker Hughes, a GE company, and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Each time we or any selling security holders offer to sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and may also provide you with a free writing prospectus. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement and any free writing prospectus, will include or refer you to all material information relating to each offering.

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-38143). Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and at our website at www.bhge.com. Information that you may find on our website is not part of this prospectus and the inclusion of the website address in this prospectus is an inactive textual reference only.

This prospectus “incorporates by reference” certain information that BHGE files with the SEC, which means that BHGE can disclose important information to you by referring you to other documents.

The information incorporated by reference is an important part of this prospectus, and information that BHGE files later with the SEC prior to closing this offering will automatically update and supersede this information. BHGE incorporates by reference the following documents and all documents that BHGE subsequently files with the SEC prior to closing this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case and except as specifically set forth below, information “furnished” rather than “filed”):

•	Annual Report on Form 10-K for the year ended December 31, 2017 filed by the Company with the SEC on February 23, 2018 (the “Annual Report”);

•

The portions of the Definitive Proxy Statement on Schedule 14A filed by the Company with the SEC on March 23, 2018 (the “Proxy Statement”) that were incorporated by reference into Part III of the Annual Report;

•

Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2018 filed by the Company with the SEC on April 27, 2018, the quarterly period ended June 30, 2018 filed by the Company with the SEC on July 30, 2018 and the quarterly period ended September 30, 2018 filed by the Company with the SEC on October 30, 2018 (together, the “Quarterly Reports”);

•

Current Reports on Form 8-K, filed by the Company with the SEC on July 3, 2017 (solely incorporating Item 1.01 therein), January 8, 2018, January 26, 2018, May 14, 2018, June 1, 2018 and two reports dated November 13, 2018;

•

The audited financial statements of Baker Hughes Incorporated for each of the two years ended December 31, 2016 and 2015 included in Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2016 filed by Baker Hughes Incorporated (now Baker Hughes, a GE company, LLC) (File No. 001-09397) with the SEC on February 8, 2017;

•

The unaudited condensed consolidated financial statements of Baker Hughes, a GE company, LLC (the successor to Baker Hughes Incorporated) for the three and six months ended June 30, 2017 and 2016 included in Item 1 of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed by Baker Hughes, a GE Company, LLC with the SEC on July 28, 2017; and

•

The descriptions of the Company’s Class A common stock and preferred stock contained in the sections entitled “Description of New Baker Hughes Capital Stock—New Baker Hughes Common Stock” and “Description of New Baker Hughes Capital Stock—New Baker Hughes Preferred Stock” in

the Amendment No. 2 to the Registration Statement on Form S-4/A filed by the Company with the SEC on May 25, 2017 (the “S-4 Registration Statement”), including any amendments or reports filed for the purpose of updating such description.

This prospectus and the information incorporated by reference herein contain descriptions and summaries of certain documents that we have filed with the SEC. These descriptions and summaries do not purport to be complete and are qualified in their entirety by reference to such documents. Copies of such documents can be obtained by following the procedures described below.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed information that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Baker Hughes, a GE company

Attention: Corporate Secretary

17021 Aldine Westfield Road

Houston, Texas 77073

(713) 439-8600

THE COMBINATION OF BAKER HUGHES INCORPORATED AND GE OIL & GAS AND OUR RELATIONSHIP WITH BAKER HUGHES, A GE COMPANY, LLC

Baker Hughes, a GE company, LLC (“BHGE LLC”), a Delaware limited liability company, is the successor to Baker Hughes Incorporated, a Delaware corporation (“BHI”), and is our indirect subsidiary. On July 3, 2017, we closed our previously announced business combination (the “Combined Transactions”) to combine the oil and gas business (“GE O&G”) of General Electric Company (“GE”) and BHI, pursuant to which substantially all of the business of GE O&G and of BHI was transferred to BHGE LLC. GE has approximately 62.5% of economic interest in BHGE LLC and BHGE has approximately 37.5% of economic interest in BHGE LLC indirectly through two wholly owned subsidiaries. One of these wholly owned subsidiaries of the Company is the sole managing member of BHGE LLC. Although we hold a minority economic interest in BHGE LLC, we conduct and exercise full control over all activities of BHGE LLC, without the approval of any other member, through this wholly owned subsidiary. We are a holding company and have no material assets other than our ownership interest in BHGE LLC and certain intercompany and tax related balances.

The Combined Transactions were treated as a “reverse acquisition” for accounting purposes and, as such, the historical financial statements of the accounting acquirer, GE O&G, are the historical financial statements of the Company. The Company’s financial statements have been prepared on a consolidated basis, effective July 3, 2017. For all periods prior to July 3, 2017, the Company’s financial statements were prepared on a combined basis. The combined financial statements combine certain accounts of GE and its subsidiaries that were historically managed as part of its Oil & Gas business.

We and BHGE LLC are two separate entities and, except as may be described in any prospectus supplement containing specific terms for such securities, BHGE LLC will not guarantee any debt securities offered under this prospectus or otherwise have any obligations with respect to any debt securities offered hereby or the indenture governing them. Similarly, GE will not guarantee any debt securities offered hereby or otherwise have any obligations with respect to any debt securities offered hereby or the indenture governing them.

FORWARD-LOOKING STATEMENTS

We have made in this prospectus and in the documents incorporated herein by reference, and may from time to time otherwise make in other public filings, press releases and discussions with our management, “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than historical facts, including statements regarding the presentation of our operations in future reports and any assumptions underlying any of the foregoing, are forward-looking statements. Forward- looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.

Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, the risk factors identified in the “Risk Factors” section of the Annual Report, the Quarterly Reports and those set forth from time-to-time in other filings by BHGE with the SEC. These documents are available through our website or through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov. Information that you may find on our website is not part of this prospectus and the inclusion of the website address in this prospectus is an inactive textual reference only.

BAKER HUGHES, A GE COMPANY

We are a fullstream oilfield technology provider that has a unique mix of integrated oilfield products, services and digital solutions. We conduct business in more than 120 countries. We operate through our four business segments: Oilfield Services, Oilfield Equipment, Turbomachinery & Processing Solutions, and Digital Solutions. For a further description of our business, properties and operations, you should read the Quarterly Reports and the Annual Report, each of which is incorporated by reference into this prospectus.

•

Oilfield Services: Oilfield Services (“OFS”) provides products and services for on and offshore operations across the lifecycle of a well, ranging from drilling, evaluation, completion, production and intervention. The segment is comprised of eight product lines that design and manufacture products and services to help operators find, evaluate, drill, and produce hydrocarbons. Products and services include diamond and tri-cone drill bits, drilling services, including directional drilling technology, measurement while drilling and logging while drilling, wireline services, drilling and completions fluids, completions tools and systems, wellbore intervention tools and services, artificial lift systems and oilfield and industrial chemicals.

•

Oilfield Equipment: Oilfield Equipment (“OFE”) provides a broad portfolio of products and services required to facilitate the safe and reliable flow of hydrocarbons from the subsea wellhead to the surface production facilities. The OFE operation designs and manufactures onshore and offshore drilling and production systems and equipment for floating production platforms and provides a full range of services related to onshore and offshore drilling activities. The OFE portfolio includes deepwater drilling equipment, subsea production systems, flexible pipe systems, and related service solutions.

•

Turbomachinery & Process Solutions: Turbomachinery & Process Solutions (“TPS”) provides equipment and related services for mechanical-drive, compression and power-generation applications across the oil and gas industry as well as products and services to serve the downstream segments of the industry including refining, petrochemical, distributed gas, flow and process control and other industrial applications. The TPS segment is a leader in designing, manufacturing, maintaining and upgrading rotating equipment across the oil and gas, petro-chemical and industrial sectors. The TPS portfolio includes drivers, driven equipment, flow control and turnkey solutions. Drivers are comprised of aero-derivative gas turbines, heavy-duty gas turbines, small- to medium-sized steam turbines, slow speed and integrated gas engines, hot gas and turbo expanders and synchronous and induction electric motors.

•

Digital Solutions: Digital Solutions (“DS”) provides operating technologies helping to improve the health, productivity and safety of asset intensive industries and enable the Industrial Internet of Things. The DS portfolio includes condition monitoring, inspection technologies, measurement, sensing and pipeline solutions.

Our principal executive offices are located at 17021 Aldine Westfield Road, Houston, Texas 77073, and our telephone number is (713) 439-8600. We maintain a website on the Internet at http://www.bhge.com. Information that you may find on our website is not part of this prospectus and the inclusion of the website address in this prospectus is an inactive textual reference only.

RISK FACTORS

You should carefully consider the risk factors in the “Risk Factors” section of the Annual Report, the Quarterly Reports and those set forth from time-to-time in other filings by us with the SEC before investing in our securities. You should also consider similar information contained in any other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay some or all of the expenses incurred with respect to the registration of securities owned by selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	acquisitions;

•	working capital;

•	capital expenditures;

•	repurchases of our common stock; and

•	repayment of debt.

DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of BHGE. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

We may issue guarantees of our or any of our subsidiaries’ debt securities which may be secured or unsecured and which may be senior, subordinated or junior subordinated. Each series of guarantees will be issued under an indenture among us, the issuer of the underlying debt securities and the applicable trustee. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following, to the extent applicable: the series of debt securities to which the guarantees apply; whether the guarantees are secured or unsecured; whether the guarantees are senior or subordinated; the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and any additional terms of the guarantees. To the extent the applicable prospectus supplement or other offering materials relating to an offering of guarantees of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

DESCRIPTION OF CLASS A COMMON STOCK

When we or any selling security holders offer to sell Class A common stock, we will describe the manner in which the Class A common stock is sold in the applicable prospectus supplement. All outstanding shares of Class A common stock are fully paid and non-assessable. For descriptions of the material terms of our amended and restated certificate of incorporation (“certificate of incorporation”) and second amended and restated bylaws (“bylaws”), we refer you to the descriptions included in the S-4 Registration Statement which are incorporated by reference into this prospectus. In addition, copies of the certificate of incorporation and bylaws are filed with the SEC as exhibits to our Current Report on Form 8-K12B filed on July 3, 2017 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2017 filed on October 31, 2017, respectively, and you should read the certificate of incorporation and bylaws for the provisions that are important to you.

DESCRIPTION OF PREFERRED STOCK

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in the applicable prospectus supplement. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation. For descriptions of the material terms of our certificate of incorporation and bylaws, we refer you to the descriptions included in the S-4 Registration Statement which are incorporated by reference into this prospectus. In addition, copies of the certificate of incorporation and bylaws are filed with the SEC as exhibits to the Current Report on Form 8-K12B filed on July 3, 2017 and the Quarterly Report on Form 10-Q for the three months ended September 30, 2017 filed on October 31, 2017, respectively, and you should read the certificate of incorporation and bylaws for the provisions that are important to you.

DESCRIPTION OF PURCHASE CONTRACTS

When we offer to sell purchase contracts, we will describe the specific terms of the securities in the applicable prospectus supplement. We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or our subsidiaries or debt or equity securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the foregoing as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

When we offer to sell units, consisting of one or more purchase contracts, debt securities, shares of preferred stock, shares of Class A common stock or any combination of such securities, we will describe the specific terms of the securities in the applicable prospectus supplement, which will include:

•	the terms of the units, debt securities and Class A common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORM OF SECURITIES

Each debt security, guarantee of debt securities or unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, guarantees of debt securities or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, guarantees of debt securities or units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to guarantees of debt securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of BHGE, the trustees, the warrant agents, the unit agents or any other agent of BHGE, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We or any selling security holders may offer and sell these securities to or through one or more underwriters, in “at-the market” offerings (as defined in Rule 415 promulgated under the Securities Act) to or through market makers or into an existing market for the securities, to dealers and agents, directly to purchasers, on a continuous or delayed basis, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. We will provide the specific plan of distribution for any securities to be offered in an accompanying prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Davis Polk & Wardwell LLP, our outside counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated and combined financial statements as of and for the year ended December 31, 2017, included from Exhibit 99.2 to BHGE’s Current Report on Form 8-K dated November 13, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, dated February 23, 2018, except as to Note 1, which is as of November 13, 2018, which is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2017 consolidated and combined financial statements refers to a change in the Company’s method of accounting for revenue recognition in 2018 due to the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers, discussed in Note 1 to the consolidated and combined financial statements.

Management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, is incorporated herein by reference from BHGE’s Annual Report on Form 10-K for the year ended December 31, 2017 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements as of and for the year ended December 31, 2016 included from Exhibit 99.2 to BHGE’s Current Report on Form 8-K dated November 13, 2018 have been incorporated by reference herein in reliance upon the report of KPMG S.p.A., independent registered public accounting firm, dated March 16, 2017, except as to Note 17, which is as of December 4, 2017 and Note 1, which is as of November 13, 2018, which is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2016 consolidated and combined financial statements refers to a change in the Company’s method of accounting for revenue recognition in 2018 due to the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers, discussed in Note 1 to the combined financial statements.

The combined financial statements of GE O&G for the year ended December 31, 2015, incorporated in this prospectus by reference from BHGE’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by KPMG S.p.A., an independent registered public accounting firm, as stated in their report dated March 16, 2017, except as to Note 15, which is as of December 4, 2017.

The consolidated financial statements and the related financial statement schedule II, incorporated in this prospectus by reference from BHI’s Annual Report on Form 10-K for the year ended December 31, 2016 and the effectiveness of BHI’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 7, 2017, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth expenses to be paid by the registrant in connection with the issuance and distribution of the securities being registered:

Amount to Be Paid
Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		†
Accounting fees and expenses		†
Trustee fees and expenses		†
Printing expenses		†
Miscellaneous		†
Total	$

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
†

Estimated expenses are not presently known. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses, including attorneys’ fees, incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The certificate of incorporation of BHGE provides that it will exculpate its directors and officers to the fullest extent permitted by the DGCL and to the extent as determined appropriate by the board; and will pay expenses incurred in connection with any action, suit or proceeding by reason of the fact that such person is or was a director or officer. In addition, the certificate of incorporation and bylaws of BHGE provide for indemnification to the fullest extent not prohibited by law for any person who is made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation.

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of Baker Hughes, a GE company (incorporated by reference to Exhibit 3.1 to BHGE’s Current Report on Form 8-K12B filed with the SEC on July 3, 2017).

4.2	Second Amended and Restated Bylaws of Baker Hughes, a GE company (incorporated by reference to Exhibit 3.2 to BHGE’s Quarterly Report on Form 10-Q filed with the SEC on October 31, 2017).

4.3*	Form of Indenture.

4.4*	Form of Debt Security.

4.5*	Form of Guarantee of Debt Security.

4.6*	Form of Purchase Contract.

4.7*	Form of Unit Agreement.

4.8	Form of Share Certificate for Class A Common Stock

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of KPMG LLP.

23.4	Consent of KPMG S.p.A.

23.5	Consent of KPMG S.p.A.

24.1	Power of Attorney (included on the signature page of the Registration Statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of Baker Hughes, a GE company (incorporated by reference to Exhibit 3.1 to BHGE’s Current Report on Form 8-K12B filed with the SEC on July 3, 2017).

4.2	Second Amended and Restated Bylaws of Baker Hughes, a GE company (incorporated by reference to Exhibit 3.2 to BHGE’s Quarterly Report on Form 10-Q filed with the SEC on October 31, 2017).

4.3*	Form of Indenture.

4.4*	Form of Debt Security.

4.5*	Form of Guarantee of Debt Security.

4.6*	Form of Purchase Contract.

4.7*	Form of Unit Agreement.

4.8	Form of Share Certificate for Class A Common Stock

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of KPMG LLP.

23.4	Consent of KPMG S.p.A.

23.5	Consent of KPMG S.p.A.

24.1	Power of Attorney (included on the signature page of the Registration Statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

**    To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 13, 2018.

Baker Hughes, a GE company

By:	/s/ Lorenzo Simonelli
	Name:	Lorenzo Simonelli
	Title:	President, Chief Executive Officer and Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Brian Worrell, William D. Marsh and Lee Whitley, or each of them, each of whom may act without joinder of the others, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on November 13, 2018.

Signature	Title

/s/ Lorenzo Simonelli Lorenzo Simonelli	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Brian Worrell Brian Worrell	Chief Financial Officer (Principal Financial Officer)

/s/ Kurt Camilleri Kurt Camilleri	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Martin S. Craighead Martin S. Craighead	Vice Chairman of the Board

/s/ W. Geoffrey Beattie W. Geoffrey Beattie	Lead Director

/s/ Gregory D. Brenneman Gregory D. Brenneman	Director

Signature	Title

/s/ Clarence P. Cazalot, Jr. Clarence P. Cazalot, Jr.	Director

/s/ Lynn L. Elsenhans Lynn L. Elsenhans	Director

/s/ Jamie S. Miller Jamie S. Miller	Director

/s/ James J. Mulva James J. Mulva	Director

/s/ John G. Rice John G. Rice	Director